EXHIBIT 99.2

Certification of Chief Financial Officer

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Republic Bancorp Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002

/s/ Thomas F. Menacher

Thomas F. Menacher, CPA
Executive Vice President, Treasurer
and Chief Executive Officer

The foregoing certification accompanies the filing and is being furnished solely pursuant to 18 U.S.C. Section 1350.